EXHIBIT 99.2
                          [LOGO OF AMERICAN EXPRESS]

                                     2002
                                 THIRD QUARTER
                              EARNINGS SUPPLEMENT







     THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") THIRD QUARTER 2002 EARNINGS RELEASE.


     ---------------------------------------------------------------------------
     THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE
     SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO
     DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 15 HEREIN AND
     IN THE COMPANY'S 2001 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.
     ---------------------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2002
                                  HIGHLIGHTS

o The Company achieved third quarter diluted EPS of $0.52 compared with $0.22 last year. Net revenues increased 3% on a GAAP reporting basis and 4% on a managed basis. For the trailing 12 months, ROE was 18%.

   - Positively impacting this years' comparison were:
     --The 3Q '01 restructuring charges of $352MM ($232MM after-tax);
     --The 3Q '01 costs and waived customer fees of $98MM ($65MM after-tax)
       related to the terrorist attacks on 9/11;
     --Goodwill amortization of $25MM pre-tax ($19MM after-tax) in 3Q `01. Due to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 in 2002, no goodwill amortization occurred in 3Q '02; and,
     --A 3Q '02 net pre-tax benefit of $2MM ($1MM after-tax) at AEB primarily reflecting adjustments to last year's aggregate restructuring charge reserve.

   - Negatively impacting this years' comparison was:
     --A $44MM ($29MM after-tax) increase in expenses at AEFA from a net negative DAC adjustment.

   - Other items included in this years' comparison were:
     --The final Lehman Brothers preferred dividend of $23MM ($20MM after-tax), which was offset by business building initiatives; and, --Net pretax gains of $9MM ($6MM after-tax) versus $29MM ($19MM after-tax) in 3Q '01 related to the securitization of U.S. lending receivables, which for "managed" reporting purposes are assumed to be offset by higher marketing and promotion costs and other operating expenses.

o The Company reiterated its guidance from 2Q `02's earnings release that based on current conditions, it plans to have less of its funding cost, credit and reengineering benefits fall to the bottom line and plans to invest more in growth initiatives during the remainder of 2002. As a result, full year 2002 EPS is likely not to exceed $2.01. The increase in planned marketing and promotion spending should improve business metrics starting late this year and into 2003.

o  Compared with the third quarter of 2001:

   - Worldwide billed business increased 7% on relatively strong consumer spending, and improvements in both small business and corporate spending comparisons to last year's depressed levels.

   - TRS' worldwide lending balances on a managed asset basis of $37.0B were up 6%;

   - Worldwide cards in force increased 3%, up 1.5MM from last year; and,

   - AEFA assets owned, managed and administered of $222B were down 5% vs. last year on asset depreciation and, to a lesser extent, net asset outflows.

o  Additional items of note included:

   - While weakness persisted within travel and entertainment related spending by corporations, consumer spending comparisons remained relatively strong, increasing 10% versus last year in the U.S. on 11% higher transaction volume.

   - Marketing and promotion costs at TRS increased 31% on a managed basis and 25% on a GAAP basis versus 3Q '01, and 24% and 8%, respectively, versus 2Q `02 as more proactive business building activities were implemented.

   - Lower funding costs provided substantial benefits through improved spreads and a 33% reduction in charge card interest expense.

   - Card credit quality remained well controlled and reserve coverage ratios remained strong.

   - AEFA's gross cash sales from all products increased 22% with improvements in retail and institutional sales.

   - The Company's reengineering initiatives continued to provide substantial year over year expense comparison benefits. Compared with 12/31/00, the total employee count is down 13,800, or 16%.

- The presentation of the Consolidated and TRS GAAP revenues was revised in 1Q `02 to better highlight the impact of securitizations through the reclassification of the related effects from lending finance charge and other revenues to a separate Securitization Income line item. This presentation revision does not impact total GAAP revenues or the TRS managed basis statements of income. Restated information for the past three years was filed with the SEC concurrent with distribution of the 1Q `02 earnings release. All prior period information contained within the 3Q `02 earnings release and earnings supplement has been restated to conform with this presentation.

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2002
                              HIGHLIGHTS (Cont'd)

o American Express continued to invest in growth opportunities through expanded products and services. During the quarter, we:

    - Launched new consumer card products:
     -- The American Express(R) Cash Rebate Card, which offers a cash rebate of up to 5 percent, based on the Cardmember's annual spending and payment activity; and
     -- The REWARDS Green and Gold Charge Cards, that have the MEMBERSHIP
        REWARDS program as a core Card feature and give Cardmembers the ability to earn double points in thousands of "everyday" locations. The new REWARDS Green and REWARDS Gold Cards also extend valuable American Express Cardmember features with a number of new services, such as free roadside travel assistance.

    - Began a major, new advertising and promotion campaign to support the introduction of the new REWARDS Cards;

   - Added a new Dining & Entertainment reward category within the MEMBERSHIP REWARDS program providing enrollees with a wide variety of experience-based reward options. Enrollees can now redeem MEMBERSHIP REWARDS points through a new partnership with Ticketmaster for concert tickets, Broadway plays, etc., and movie theater tickets, movie rentals and restaurant certificates through a number of other partners.;

   - Announced the addition of Delta Air Lines and Virgin Atlantic Airways to the INTERNATIONAL AIRLINE PROGRAM, a benefit of Centurion(R) and Platinum(R) Card membership. The program offers Centurion and Platinum Cardmembers complimentary companion tickets on 20 international airlines with the purchase of First or Business Class tickets, depending on the carrier;

   - Launched Green and Gold Credit Cards for consumers, and Green and Gold Cards for business through an agreement with the Bank of Cyprus, the largest financial services company in Cyprus and the Hong Leong Platinum American Express Credit Card with Hong Leong Bank in Malaysia;

   - Announced an agreement with Toyota Finance Corporation to issue American Express branded Cards in Japan, available to Japanese consumers in the first quarter of 2003;

   - Introduced new products/services through OPEN: The Small Business Network:
     -- Added Staples, Kinko's(R), Nextel and Cingular Wireless to the
        EVERYDAY SAVINGS program to provide small business customers with discounts on purchases made with an American Express(R) Business Card; and
     -- Launched the Platinum Delta SkyMiles Business Credit Card that offers small business owners one of the fastest ways to earn free travel of any major airline credit card and provides a wide array of premium benefits and services.

   - At AEFA:
     -- Acquired the assets of Dynamic Ideas, LLC, a quantitative analysis and portfolio optimization firm in Cambridge, Mass., to leverage Dynamic Ideas' portfolio optimization methodology in its retail mutual fund, separate account and institutional businesses;
     -- Announced that American Express Retirement Services will offer the
        Preferred Large Cap Growth Fund for the Preferred Group of Mutual Funds, subadvised by Jennison Associates LLC, through its SmartPartners(R) Platinum program; and
     -- Introduced eight new individual portfolio strategies within American
        Express Wealth Management Services.
        - Large Cap Growth: A Large Cap Growth Portfolio managed by Fred Alger Management, Inc., and Strategic Growth Portfolio managed by
          Goldman Sachs;
        - Large Cap Value: A Large Cap Value Portfolio managed by MFS Investment Management;
        - Large Cap Core: Core Equity Portfolio managed by Trusco Capital Management, and Select Equity Portfolio managed by Credit Suisse Asset Group;
        - Mid Cap Growth: A Mid Cap Growth Portfolio managed by Fred Alger Management, Inc.; and
        - All Cap Equity: A U.S. Multi-Cap Equity Portfolio managed by
          Lazard Asset Management, and an All Cap Opportunities Portfolio managed by Navellier & Associates, Inc.

- AEB launched seven new mutual funds in a further expansion of its third party fund distribution business. The new offerings -- European Mid and Small Cap Equities, California Equities, Global Emerging Market Equities, Global Healthcare Equities, Global Energy Equities, Convertible Bonds and Global Emerging Market Liquidity -- bring to 26 the number of American Express Funds (Epic Class) available in the market.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                                 CONSOLIDATED
                                  (unaudited)

     (millions, except per share amounts)                           Quarters Ended                      Percentage
                                                                     September 30,                      Inc/(Dec)
                                                       ------------------------------------------    -----------------
                                                                  2002              2001
     CONSOLIDATED REVENUES:
          GAAP reporting basis                                  $5,907            $5,724                    3%
                                                                ======            ======
          Net (managed basis)                                   $5,698            $5,478                    4
                                                                ======            ======

     NET INCOME:

          Reported                                                $687              $298                    #
          Restructuring charges                                      -               232                    -
          Disaster recovery charges                                  -                65                    -
                                                                  ----              ----
          Adjusted net income                                     $687              $595                   15
                                                                  ====              ====

     EPS:
          Reported - - Basic                                     $0.52             $0.23                    #
                                                                 =====             =====
          Reported - - Diluted                                   $0.52             $0.22                    #
                                                                 =====             =====

          Adjusted - - Diluted                                   $0.52             $0.45                   16
                                                                 =====             =====

# Denotes variance in excess of 100%.

o CONSOLIDATED REVENUES: Net revenues increased due to greater discount revenues, higher lending spreads and loan balances, larger insurance revenues, and higher revenues related to AEFA's investment portfolio. These items were partially offset by weaker travel revenues and lower management and distribution fees.
     - Since September 11th, the company incurred costs of approximately $169MM, which are expected to be substantially covered by insurance and, consequently, did not impact results. These costs include the duplicate facilities and equipment associated with the relocation of the company's offices in lower Manhattan and certain other business recovery expenses. Costs associated with the damage to the company's offices, extra operating expenses and business interruption losses are still being evaluated. As of September 2002, the amount above includes approximately
        $54MM of such costs relating to the company's portion of the repair of its headquarters building.

o CONSOLIDATED EXPENSES (MANAGED BASIS): Increased 1%, excluding last year's restructuring and disaster recovery charges, due to lower charge card funding costs, a decline in human resource expenses, reduced provision costs and the benefits of other reengineering activities and expense control initiatives. These decreases were more than offset by higher other operating expenses and increased marketing costs.

o SHARE REPURCHASES: The share repurchase program resumed in June, after being suspended at the end of 2Q '01. During 3Q '02, 13.2MM shares were repurchased. Since the inception of repurchase programs in September 1994, 373.0MM shares have been acquired under Board authorizations to repurchase up to 420MM shares.


                                                                                        Millions of Shares
                                                                         --------------------------------------------------
     -    AVERAGE SHARES:                                                    3Q `02           2Q `02            3Q `01
                                                                             ------           ------            ------
           Basic                                                              1,323            1,325             1,324
                                                                              =====            =====             =====
           Diluted                                                            1,330            1,341             1,335
                                                                              =====            =====             =====

     -    ACTUAL SHARES:
           Shares outstanding - beginning of period                           1,332            1,329             1,324
           Repurchase of common shares                                          (13)              (3)                -
           Net settlements -3rd party share purchase agreements                   6                3                11
           Employee benefit plans, compensation and other                         -                3                 1
                                                                              -----            -----             -----
           Shares outstanding - end of period                                 1,325            1,332             1,336
                                                                              =====            =====             =====

                              CORPORATE AND OTHER

o The net expense of $43MM in 3Q `02 compared with $52MM in 3Q `01 and $45MM in 2Q `02.
  - 3Q '02 includes the final Lehman Brothers preferred dividend of $23MM ($20MM after-tax), based on Lehman's results for the six months ended 5/31/02. This dividend was offset by business building initiatives.
  - 3Q '01 included $11MM ($7MM after-tax) of restructuring charges.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)
                             STATEMENTS OF INCOME
                          (UNAUDITED, MANAGED BASIS)

                                                                        Quarters Ended                       Percentage
(millions)                                                              September 30,                        Inc/(Dec)
                                                            ---------------------------------------      -------------------
                                                                      2002                    2001
                                                                      ----                    ----
Net revenues:
     Discount revenue                                               $1,967                  $1,870                5%
     Net card fees                                                     439                     423                4
     Lending:
       Finance charge revenue                                        1,134                   1,187               (4)
       Interest expense                                                222                     358              (38)
                                                                       ---                     ---
         Net finance charge revenue                                    912                     829               10
     Travel commissions and fees                                       342                     358               (4)
     TC investment income                                               96                     103               (6)
     Other revenues                                                    917                     883               4
                                                                       ---                     ---
       Total net revenues                                            4,673                   4,466               5
                                                                     -----                   -----
Expenses:
     Marketing and promotion                                           389                     298               31
     Provision for losses and claims:
       Charge card                                                     191                     284              (32)
       Lending                                                         610                     573                6
       Other                                                            38                      34                8
                                                                        --                      --
         Total                                                         839                     891               (6)
                                                                       ---                     ---
     Charge card interest expense                                      245                     365              (33)
     Human resources                                                   871                     987              (12)
     Other operating expenses                                        1,531                   1,335               15
     Restructuring charges                                               -                     195                -
     Disaster recovery charges                                           -                      79                -
                                                                     -----                   -----
         Total expenses                                              3,875                   4,150               (7)
                                                                     -----                   -----
Pretax income                                                          798                     316                #
Income tax provision                                                   245                      68                #
                                                                       ---                      --
Net income                                                            $553                    $248                #
                                                                      ====                    ====

# Denotes variance in excess of 100%.

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Net income more than doubled on a reported basis. Excluding the 2001 restructuring charges and 9/11 related disaster recovery costs and waived fees from customers, net income increased 28%.

o Net revenues rose 5% as higher discount revenue, net card fees, net finance charge revenues and other revenues were partially offset by lower travel and TC related revenues.

o Excluding last year's restructuring and disaster recovery charges, expenses were flat as reduced charge card funding costs, lower human resource expenses and expense control initiatives were offset by increased marketing expenses and higher business building and loyalty related costs.

o Under SFAS No. 140, which prescribes the accounting for securitizations, TRS recognized net pre-tax gains of $9MM ($6MM after-tax) in 3Q '02 and $29MM ($19MM after-tax) in 3Q '01 related to U.S. Lending receivable securitization activity. In 3Q '02, this activity related to new securitizations of $1.8B and a maturity of $2.0B of prior securitizations, while $0.7B was securitized in 3Q `01.

   The above Managed Basis Statements of Income assume that the net gains were offset by higher marketing and promotion costs ($5MM in 3Q '02 and $16MM in 3Q `01) and other operating expenses ($4MM in 3Q '02 and $13MM in $3Q `01) and, accordingly, the incremental expenses, as well as the gains, have been eliminated.

o The pretax margin was 17.1% in 3Q `02 versus 17.7% in 2Q `02 and 7.1% in 3Q '01 (13.2% excluding the restructuring and disaster recovery charges).

o The effective tax rate was 31% in 3Q `02 and 2Q `02 versus 22% in 3Q `01. The rate variance versus last year reflects the relative size of the Travelers Cheque tax benefit contribution during each quarter.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o DISCOUNT REVENUE: A 7% increase in billed business and a lower discount rate yielded a 5% increase in discount revenue.
     - The average discount rate was 2.63% in 3Q `02 versus 2.65% in 2Q `02 and 2.67% in 3Q `01. The decline reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.),
       -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.

                                                                            Quarters Ended                   Percentage
                                                                             September 30,                    Inc/(Dec)
                                                                   ----------------------------------      ----------------
                                                                           2002               2001
                                                                           ----               ----
      Card billed business (billions):
           United States                                                  $58.2              $54.4                  7%
           Outside the United States                                       19.4               18.0                  8
                                                                           ----               ----
           Total                                                          $77.6              $72.4                  7
                                                                          =====              =====

      Cards in force (millions):
           United States                                                   34.8               34.7                  1
           Outside the United States                                       21.6               20.2                  7
                                                                           ----               ----
           Total                                                           56.4               54.9                  3
                                                                           ====               ====

      Basic cards in force (millions):
           United States                                                   26.7               26.9                 (1)
           Outside the United States                                       17.8               15.4                  8(b)
                                                                           ----               ----
           Total                                                           44.5               42.3                  2(b)
                                                                           ====               ====

      Spending per basic card in force (dollars) (a):
           United States                                                 $2,175             $2,019                  8
           Outside the United States                                     $1,330             $1,422                  3(b)
           Total                                                         $1,906             $1,846                  6(b)

     (a) Proprietary card activity only.
     (b) At September 30 2002, 1.5MM of Canadian lending cards previously classified as "supplemental cards" were included in basic cards in force, as they were issued under a stand-alone offer. The impact on 3Q '01 reported results would be to increase basic cards in force outside the U.S. to 16.6MM and decrease spending per basic card in force worldwide to $1,792 and outside the U.S. to $1,289. The reported growth rates are calculated assuming the additional cards were included in both periods.

     - BILLED BUSINESS: The 7% increase in billed business resulted from growth in cards in force and higher spending per basic cardmember worldwide. Generally weak economic conditions during the quarter continued to drive a lower relative level of spending within the travel related categories.

       -- U.S. billed business was up 7% reflecting growth of 10% within the consumer card business, on 11% higher transaction volume, 5% in small business services and 2% within Corporate Services.
         - Spending per basic card in force increased 8% reflecting growth in billed business and lower basic cards in force.
       -- Excluding the impact of foreign exchange translation:
         - Total billed business outside the U.S. was up 5% reflecting double-digit improvement in Asia and Canada, and single digit improvement in Europe, partially offset by a high single-digit decline in Latin America.
         - Spending per proprietary basic card in force outside the U.S. was flat as higher billed business was offset by the dilutive effect of strong card growth over recent years. (b)
       -- Network partnership and Purchasing Card volumes sustained their relatively stronger growth performance during the quarter.
       -- U.S. non-T&E related volume categories (which represented approximately 62% of 3Q `02 U.S. billed business) continued to grow, increasing 11%, while T&E volumes increased 2%. During July and August, T&E related volume fell 6% and 5%, respectively vs. 2001, while in September, it grew 21% due to the substantial effect of the 9/11 terrorist attacks on volume last year.
       -- Airline related volume, which represented approximately 13% of total
          U.S. volumes during the quarter, was flat worldwide as the average airline charge decreased 4%, while transaction volume increased 5%.
     - CARDS IN FORCE worldwide rose 3% versus last year.
       -- U.S. cards in force were flat with 2Q `02 reflecting the impact of more selective consumer card and small business services acquisition activities during the past year in light of weakening economic conditions, as well as corporate client staff reductions.
       -- Outside the United States, 400K cards in force were added during the quarter on continued proprietary and network card growth, although proprietary card growth slowed reflecting attrition due to adverse business conditions in Argentina, Brazil and Hong Kong.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)


o NET CARD FEES: Rose 4% due to higher cards in force, fee increases on some products, and a shift in the mix of products. The average fee per card in force was $34 in 3Q '02, 2Q '02 and 3Q `01.

o NET FINANCE CHARGE REVENUE: Rose 10% on 4% growth in average worldwide lending balances.
      - The yield on the U.S. portfolio was 9.7% in 3Q `02 versus 9.8% in 2Q '02 and 8.8% in 3Q '01. The improvement versus last year reflects a decrease in the proportion of the portfolio on introductory rates and the benefits of lower funding costs, which were partially offset by the evolving mix of products toward more lower-rate offerings.

o TRAVEL COMMISSIONS AND FEES: Declined 4% on a 7% contraction in travel sales reflecting the continued effects of the weak corporate travel environment. Travel sales increased 5% during September versus last year's particularly depressed level. The revenue earned per dollar of sales was up (9.3% in 3Q `02 versus 8.7% in 2Q `02 and 9.2% in 3Q `01) as new fees related to the migration to transaction-based customer relationships were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o TC INVESTMENT INCOME: Decreased 6% as a higher average investment was offset by a decline in the pretax yield. TC sales declined 6% in the quarter.

o OTHER REVENUES: Increased 4% as larger insurance premiums were partially offset by significantly lower interest income on investment and liquidity pools held within card funding vehicles.

o MARKETING AND PROMOTION EXPENSES: Increased 31% on the continuation of the new brand advertising campaign, the introduction of the new charge cards with MEMBERSHIP REWARDS built-in and the Cash Rebate card, more loyalty marketing and a step-up in selected card acquisition activities.

o CHARGE CARD INTEREST EXPENSE: Was down 33% due to a lower effective cost of funds and lower receivable balances.

o HUMAN RESOURCE EXPENSES: Decreased 12% versus last year as a result of a lower number of employees reflecting reengineering activities, including our technology outsourcing agreement with IBM.
      - The employee count at 9/02 of 63,200 was down approximately
        11,300, or 15%, versus last year.

o OTHER OPERATING EXPENSES: Increased 15% reflecting higher costs related to cardmember loyalty programs, as well as the impact of the IBM agreement. These increases were partially offset by reengineering initiatives and cost containment efforts.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

o     CREDIT QUALITY:
      - Overall credit quality improved during the quarter.

      - The provision for losses on charge card products decreased 32% on improved past due levels.

      - The lending provision for losses was 6% above last year on growth in outstanding loans and increased reserve coverage levels.

      - Reserve coverage ratios, which are well in excess of 100% of past due balances, remained strong.

      -  WORLDWIDE CHARGE CARD:
         -- The write-off rate decreased from last year and was flat versus last quarter. Past due rates declined versus last year and last quarter.

                                                                                  9/02             6/02             9/01
                                                                         --------------     ------------    -------------
             Loss ratio, net of recoveries                                       0.40%            0.40%            0.45%
             90 days past due as a % of receivables                               2.4%             2.6%             3.0%

         -- Reserve coverage remained strong.

                                                                                  9/02             6/02             9/01
                                                                         --------------    -------------    -------------
             Reserves (MM)                                                       $939           $1,039           $1,026
             % of receivables                                                     3.9%             4.2%             4.1%
             % of past due accounts                                               161%             164%             136%

      -  U.S. LENDING:
         -- The write-off rate was flat with last year, but improved versus last quarter. Past due levels were flat with last year, but up versus last quarter.

                                                                                 9/02              6/02              9/01
                                                                         -------------      -----------     -------------
             Write-off rate, net of recoveries                                    5.6%             6.2%             5.6%
             30 days past due as a % of loans                                     3.2%             3.1%             3.2%

         -- The lending reserve coverage of past due accounts and total loans was increased during the quarter.

                                                                                9/02             6/02              9/01
                                                                         -------------     ------------    -------------
           Reserves (MM)                                                       $1,202           $1,121           $1,018
           % of total loans                                                       3.7%             3.5%             3.3%
           % of past due accounts                                                 117%             115%             101%


                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                 STATEMENTS OF INCOME

                                  (unaudited)

(millions)                                                               Quarters Ended                   Percentage
                                                                         September 30,                    Inc/(Dec)
                                                                 -------------------------------      -------------------
                                                                      2002                 2001
                                                                      ----                 ----
Revenues:
     Investment income                                                $517                 $490                 6%
     Management and distribution fees                                  551                  595                (7)
     Other revenues                                                    320                  307                 4
                                                                     -----                -----
           Total revenues                                            1,388                1,392                 -
     Provision for losses and benefits:
        Annuities                                                      259                  242                 7
        Insurance                                                      182                  171                 6
        Investment certificates                                         46                   71               (36)
                                                                     -----                -----
           Total                                                       487                  484                 -
                                                                     -----                -----
          Total net revenues                                           901                  908                (1)
                                                                     -----                -----
Expenses:
     Human resources                                                   457                  469                (3)
     Other operating expenses                                          239                  172                40
     Restructuring charges                                               -                   62                 -
     Disaster recovery charges                                           -                   11                 -
                                                                     -----                -----
           Total expenses                                              696                  714                (2)
                                                                     -----                -----
Pretax income                                                          205                  194                 6
Income tax provision                                                    53                   49                 9
                                                                     -----                -----
Net income                                                            $152                 $145                 5
                                                                     =====                =====

o Net income increased 5% reflecting the effect last year of the $62MM ($41MM after-tax) of restructuring charges and $11MM ($8MM after-tax) of disaster recovery costs related to the 9/11 terrorist attacks.
     - Excluding these charges, net income decreased 21% as weak revenue conditions persisted and other operating expenses grew substantially, primarily due to a $44MM ($29MM after-tax) negative net DAC adjustment during the quarter.

o    Net revenues decreased due to:
     - Reduced management fees from lower average managed asset levels; and
     - Higher provisions reflecting greater inforce levels; partially offset by
     - Higher investment income; and
     - Higher insurance premiums and advice services fees.

o The pretax margin was 22.8% in 3Q '02, 22.6% in 2Q '02 and 21.4% in 3Q '01 (29.4% excluding the restructuring and disaster recovery charges).

o The effective tax rate was 25.9% in 3Q '02, 27.9% in 2Q '02 and 25.2% in 3Q `01.

o    Assets Owned, Managed and Administered:

                                                                                                         Percentage
     (billions)                                                       September 30,                      Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                  2002                  2001
                                                                  ----                  ----
     Assets owned (excluding separate accounts)                  $47.8                 $42.5                13%
     Separate account assets                                      21.1                  24.3               (13)
     Assets managed                                              122.7                 139.0               (12)
     Assets administered                                          29.9                  28.6                 5
                                                                ------                ------
            Total                                               $221.5                $234.4                (5)
                                                                ======                ======

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

o        ASSET QUALITY:
     - Overall credit quality reflected the persistently high default rates, particularly within the high yield sector.
     - Non-performing assets relative to invested assets were 0.4% and were 93% covered by reserves, including those related to the impairment of securities.
     - High-yield investments totaled $2.2B, or 6% of the total investment portfolio, at 9/30/02, up from $1.4B, or 4%, at 9/30/01, and flat with 6% at 6/30/02. Going forward, AEFA continues to target a level of approximately 7%.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pretax) was appreciation of $1.1B at 9/02, $462MM at 6/02, and $717MM at 9/01.

o        INVESTMENT INCOME:
     - Investment income increased 6% as higher invested assets more than offset a lower average yield. Results also benefited from the effect of depreciation in the S&P 500 on the value of options hedging outstanding stock market certificates and equity indexed annuities, which was offset in the related provisions. Investment losses, primarily related to high yield and structured investments, were offset by realized gains during the quarter.
     - Average invested assets of $38.5B (excluding unrealized appreciation/depreciation) rose 14% versus $33.9B in 3Q `01.
     - The average yield on invested assets declined to 5.7% versus 6.7% in 3Q '01, reflecting a relatively high level of short-term holdings during 3Q '02 and lower new investment yields.
     - Excluding the impact of income adjustments on the high-yield structured investments, underlying net interest spreads within the insurance and annuity products were down versus last year and last quarter, while certificates were up versus last year, but down versus last quarter.

o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 7% was due to lower average assets under management, reflecting the negative impact of weak equity market conditions and, to a lesser extent, net outflows. Distribution fees were up versus last year on higher sales levels.

     -  ASSETS MANAGED:

                                                                                                             Percentage
       (billions)                                                              September 30,                 Inc/(Dec)
                                                                       -------------------------------    -----------------
                                                                               2002              2001
                                                                               ----              ----
       Assets managed for individuals                                         $79.4             $91.2             (13)%
       Assets managed for institutions                                         43.3              47.8              (9)
       Separate account assets                                                 21.1              24.3             (13)
                                                                               ----              ----
              Total                                                          $143.8            $163.3             (12)
                                                                             ======            ======

        -- The decline in managed assets since 9/01 resulted from $14.4B of market depreciation and $5.1B of net outflows.

        -- The $17.0B decrease in managed assets during 3Q `02 resulted from market depreciation of $14.2B and net outflows of $2.8B.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o        PRODUCT SALES:
     - Total gross cash sales from all products were up 22% versus 3Q `01 with sales improvement within both the retail and institutional channels. Branded advisor-generated sales increased 9% on a cash basis and 8% as measured on the internally used "gross dealer concession basis", which weights the sales of various products to reflect their individual profitability dynamics.
     - Mutual fund sales increased 4% as proprietary fund sales declined, while non-proprietary sales increased. A significant portion of non-proprietary sales continued to occur in "wrap" accounts. Within proprietary funds:
         -- Sales of bond funds increased, while equity and money market funds declined.
         -- Redemption rates continued to compare favorably with industry levels.
     - Annuity sales more than doubled, on strong growth in both fixed and variable annuity sales.
     - Sales of insurance products fell 15% reflecting lower sales of life products, partially offset by higher property-casualty sales in part due to sales through Costco.
     - Certificate sales increased 38% reflecting improvement in both advisor sales and sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales increased 60%, reflecting higher new account additions this year and relatively lower sales last year.
     - Other sales increased 26% due primarily to higher limited partnership sales.
     - Advisor product sales generated through financial planning and advice services were 73% of total sales in 3Q '02 and in 2Q '02, and 72% in 3Q `01.

O OTHER REVENUES: Were up 4%, primarily on higher property-casualty and life insurance premiums and charges, and increased advice services fees.
     - Financial planning and advice services fees of $27MM rose 19% versus 3Q `01.

O PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions increased due to a higher inforce level and the effect of depreciation in the S&P 500 on equity indexed annuities, partially offset by lower accrual rates. Insurance provisions increased as higher inforce levels were partially offset by lower accrual rates. Certificate provisions decreased, despite higher inforce levels and the effect on the stock market certificate product provision of depreciation in the S&P 500, due to significantly lower accrual rates.

o HUMAN RESOURCES: Expenses declined 3% reflecting higher field force compensation-related costs that were more than offset by the benefits of reengineering and cost containment initiatives within the home office, where average employees were down 14%.
     - TOTAL ADVISOR FORCE: 11,353 at 9/02; down 32 advisors versus 9/01 and down 7 advisors versus 6/02.
       -- The decrease in advisors versus 9/01 reflects higher termination rates due to the continuing weak environment and proactive efforts to eliminate unproductive advisors.
       -- We expect to continue to carefully manage new advisor additions until the environment turns more positive, to ensure overall field force costs are appropriately controlled and advisor production is maximized.
       --  Veteran advisor retention rates remain strong.
       -- Total production and advisor productivity were up versus last year, while client acquisitions decreased.
       -- The total number of clients was up 3% and accounts per client were flat. Client retention exceeded 95%.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)


o OTHER OPERATING EXPENSES: Increased 40% versus last year due to a DAC adjustment, the impact of our technology outsourcing agreement with IBM, and a higher minority interest expense related to premium deposits (the joint venture with AEB).
     - During the quarter, AEFA completed a comprehensive review of its DAC related practices. This review, which included benchmarking assistance from an industry specialist, analyzed various historical AEFA DAC dynamics in addition to the industry benchmarks. The specific areas reviewed included costs deferred, reversion to mean assumptions, DAC amortization periods, mortality rates and product persistency. As a result of this review, AEFA made certain revisions related to DAC that resulted in a net $44MM increase in expenses this quarter. This net expense increase reflected revisions within three key drivers of DAC expense:
       -- The most substantial impact, resulting in the acceleration of DAC amortization, was AEFA's revision downward of its customer asset value growth rate assumptions for variable annuity and variable life products to anticipate near-term and long-term market returns at a level consistent with the long-term historical averages. The customer asset value growth rate assumptions, which include the reversion to mean assumptions, were adjusted down to 7%. While this growth level is consistent with the prior long-term assumption, it is approximately half of the prior near-term assumption.
       -- AEFA also revised its assumptions involving DAC amortization periods, predominantly on fixed annuities, to better reflect actual experience and future expectations. This resulted in a substantial decrease in DAC amortization during the quarter.
       -- Finally, AEFA revised the types and amounts of costs deferred, in part, to reflect the impact of advisor platform changes and the effects of related reengineering. This resulted in an increase in expense recognized during the quarter, which represented approximately half of the combined DAC-related increase.
     While the first two revisions should reduce adverse DAC expense volatility risk going forward, the third revision will increase somewhat ongoing expenses, although these additional expenses should be offset to some extent as reengineering and other cost control initiatives are expected to mitigate their impact.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                             AMERICAN EXPRESS BANK

(preliminary)               STATEMENTS OF OPERATIONS
                                  (unaudited)

(millions)                                                          Quarters Ended                      Percentage
                                                                    September 30,                        Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                               2002                2001
                                                               ----                ----
Net revenues:
    Interest income                                            $158                $174                        (9)%
    Interest expense                                             63                  98                       (35)
                                                               ----                ----
       Net interest income                                       95                  76                         25
    Commissions and fees                                         54                  51                          7
    Foreign exchange income and other revenue                    50                  38                         32
                                                               ----                ----
       Total net revenues                                       199                 165                         21
                                                               ----                ----
Expenses:
    Human resources                                              62                  60                          1
    Other operating expenses                                     64                  69                        (5)
    Provision for losses
         Ongoing                                                 37                  14                          #
       Restructuring related                                      -                  26                          #
                                                               ----                ----
            Total                                                37                  40                        (7)
     Restructuring charges                                      (2)                  58                          #
                                                               ----                ----
       Total expenses                                           161                 227                       (29)
                                                               ----                ----
Pretax income/(loss)                                             38                (62)                          #
Income tax provision/(benefit)                                   13                (19)                          #
                                                               ----                ----
Net income/(loss)                                               $25               $(43)                          #
                                                               ====                ====

# Denotes variance in excess of 100%.

o Net income increased, in part, as a result of last years' $84MM ($57MM after-tax) restructuring charge.
  - 3Q '02 includes a net pretax benefit of $2MM ($1MM after-tax) reflecting an adjustment to last year's restructuring charge reserve of $6MM ($3MM after-tax), which was partially offset by a 3Q '02 restructuring charge of $4MM ($2MM after-tax) reflecting the Bank's efforts to further rationalize certain operations.
  - Excluding the effect of the restructuring charges, net income increased
    67%.

o In 3Q '02, the Bank completed the purchase of the remaining 50% of its Brazil joint venture, Banco Inter American Express, which is consolidated in the current period's results.

o    Net revenues grew 21% on higher net interest income and other revenues.
     - Net interest income rose 25% primarily due to lower funding costs.
     - Commissions and fees were up 7% from growth in loan acquisitions in the Personal Financial Services (PFS) business and greater non-credit transactions in the Financial Institutions Group, which were partially offset by lower results in Corporate Banking.
     - Foreign exchange income and other revenue increased 32% on higher revenue from lower funding costs within premium deposits (the joint venture with AEFA). Foreign currency-related revenues were lower than a year ago.

o Human resource and other operating expenses combined were down reflecting reduced costs related to reengineering activities and tighter expense controls.

o The provision for losses increased mainly due to higher bankruptcy related write-offs in the consumer lending portfolio in Hong Kong.

o    AEB remained "well-capitalized".

                                       9/02               6/02              9/01            Well-Capitalized
                                  ----------------    -------------     --------------    ---------------------
     Tier 1                            10.2%             10.1%               9.9%                 6.0%
     Total                             10.9%             10.6%              10.6%                10.0%
     Leverage Ratio                     5.3%              5.2%               5.4%                 5.0%

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                        AMERICAN EXPRESS BANK (Cont'd)

o    EXPOSURES
     - AEB's loans outstanding were $5.5B at 9/02 versus $5.6B at 9/01 and 6/02. Activity since 9/01 included an $800MM decrease in corporate banking loans, a $100MM increase in financial institution loans and $600MM increase in consumer and private banking loans. Consumer and private banking loans comprised 66% of total loans at 9/02 and at 6/02, and 55% at 9/01; corporate banking loans comprised 9% of total loans at 9/02 and at 6/02, and 22% at 9/01; and financial institution loans comprised 25% of total loans at 9/02 and at 6/02, and 23% at 9/01.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.2B to the credit exposures at 9/02, $7.4B at 6/02 and $8.0B at 9/01. Of the $7.2B of additional exposures at 9/02, $5.0B were relatively less risky cash and securities related balances.

       ($ in billions)                                                          9/30/02
                                                  --------------------------------------------------------------------

                                                                                 Net
                                                                              Guarantees                                   6/30/02
                                                                FX and           And                        Total           Total
       Country                                       Loans   Derivatives     Contingents     Other(1)    Exposure(2)     Exposure(2)
       -------                                       -----   -----------     -----------     --------    -----------     -----------
       Hong Kong                                      $1.0            -               -       $0.2             $1.2          $1.3
       Indonesia                                       0.1            -               -          -              0.1           0.1
       Singapore                                       0.6            -            $0.1        0.1              0.9           0.7
       Korea                                           0.2            -               -          -              0.2           0.3
       Taiwan                                          0.3            -               -        0.1              0.4           0.4
       Japan                                             -            -               -        0.2              0.2           0.1
       Other                                             -            -               -        0.1              0.1           0.1
                                                    ------       ------          ------     ------           ------        ------
           Total Asia/Pacific Region(2)                2.1            -             0.2        0.7              3.1           3.1
                                                    ------       ------          ------     ------           ------        ------
       Chile                                           0.1            -             0.1          -              0.1           0.2
       Brazil                                          0.4            -               -        0.1              0.5           0.3
       Mexico                                          0.1            -               -          -              0.1           0.1
       Argentina(3)                                      -            -               -          -                -             -
       Peru                                            0.1            -               -          -              0.1           0.1
       Other                                           0.4            -             0.2        0.2              0.7           0.7
                                                    ------       ------          ------     ------           ------        ------
           Total Latin America(2)                      0.9            -             0.3        0.2              1.5           1.4
                                                    ------       ------          ------     ------           ------        ------
       India                                           0.3            -             0.1        0.3              0.7           0.7
       Pakistan                                        0.1            -               -        0.1              0.2           0.3
       Other                                             -            -               -        0.1              0.2           0.2
                                                    ------       ------          ------     ------           ------        ------
           Total Subcontinent(2)                       0.4            -             0.1        0.6              1.2           1.2
                                                    ------       ------          ------     ------           ------        ------
       Egypt                                           0.1            -               -        0.2              0.3           0.3
       Other                                           0.1            -             0.1        0.1              0.2           0.2
                                                    ------       ------          ------     ------           ------        ------
           Total Middle East and Africa(2)             0.2            -             0.1        0.2              0.5           0.5
                                                    ------       ------          ------     ------           ------        ------
           Total Europe(2)                             1.4         $0.1             0.4        2.3              4.2           4.5
           Total North America(2)                      0.5            -             0.2        1.5              2.2           2.3
                                                    ------       ------          ------     ------           ------        ------
       Total Worldwide(2)                             $5.5         $0.2            $1.4       $5.6            $12.7         $13.0
                                                    ======       ======          ======     ======           ======        ======

     (1)Includes cash, placements and securities.
     (2)Individual items may not add to totals due to rounding.
     (3)Total exposures to Argentina at 9/30/02 were $37MM, which includes loans of $25MM, compared to 6/30/02 exposures of $42MM, including $28MM of loans.

     Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2002 OVERVIEW
                        AMERICAN EXPRESS BANK (Cont'd)

o Total non-performing loans* of $120MM decreased from $121MM at 6/02 and $133MM at 9/01 as AEB continues to wind down its Corporate Banking business. The decreases reflect loan payments and write-offs, mostly in Egypt and India, partially offset by net downgrades.


o Other non-performing assets were $17MM at 9/02 versus $2MM at 6/02 and 9/01 on the inclusion of certain derivatives activities related to Argentina.


o AEB's total reserves at 9/02 of $166MM compared with $160MM at 6/02 and $149MM at 9/01, and are allocated as follows:

     (millions)                                           9/02           6/02            9/01
                                                     ----------    -----------     -----------
     Loans*                                               $156           $153            $144
     Other Assets, primarily derivatives                     9              6               3
     Other Liabilities                                       1              1               2
                                                          ----           ----            ----
          Total                                           $166           $160            $149
                                                          ====           ====            ====

     - Loan loss reserve coverage of non-performing loans of 129% at 9/02 compared with 127% at 6/02 and 108% at 9/01.

o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends and the impact of current economic conditions. As of September 30, 2002, management considers the loss reserve to be appropriate.

* AEB defines a non-performing loan as any loan (other than certain smaller-balance consumer loans) on which the accrual of interest is discontinued because the contractual payment of principal or interest has become 90 days past due or if, in management's opinion, the borrower is unlikely to meet its contractual obligations.

     For smaller-balance consumer loans related to the PFS business, management establishes reserves it believes to be adequate to absorb credit losses in the portfolio. Generally, these loans are written off in full when an impairment is determined or when the loan becomes 120 or 180 days past due, depending on loan type. For this portfolio, 30-day past due rates were 4.9% at 9/02, as compared to 4.6% at 6/02 and 5.2% at 9/01.

              INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

THIS DOCUMENT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY TO INCREASE INVESTMENT SPENDING IN THE SECOND HALF OF 2002, WHICH WILL DEPEND IN PART ON THE EQUITY MARKETS AND OTHER FACTORS AFFECTING REVENUES, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; FLUCTUATION IN THE EQUITY MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, MANAGEMENT AND DISTRIBUTION FEES RECEIVED BASED ON THOSE ASSETS AND THE AMOUNT OF AMORTIZATION OF DAC; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY OF AEFA TO SELL CERTAIN HIGH-YIELD INVESTMENTS AT EXPECTED VALUES AND WITHIN ANTICIPATED TIMEFRAMES AND TO MAINTAIN ITS HIGH-YIELD PORTFOLIO AT CERTAIN LEVELS IN THE FUTURE; DEVELOPMENTS RELATING TO AEFA'S PLATFORM STRUCTURE FOR FINANCIAL ADVISORS, INCLUDING THE ABILITY TO INCREASE ADVISOR PRODUCTIVITY, INCREASE THE GROWTH OF PRODUCTIVE NEW ADVISORS AND CREATE EFFICIENCIES IN THE INFRASTRUCTURE; AEFA'S ABILITY TO ROLL OUT NEW AND ATTRACTIVE PRODUCTS IN A TIMELY MANNER AND EFFECTIVELY MANAGE THE ECONOMICS IN SELLING A GROWING VOLUME OF NON-PROPRIETARY PRODUCTS; INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, THE SCALE-BACK OF CORPORATE LENDING IN CERTAIN REGIONS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE IMPACT ON THE COMPANY'S BUSINESSES AND UNCERTAINTY CREATED BY THE SEPTEMBER 11TH TERRORIST ATTACKS, AND THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF ANY SUCH ATTACKS OR DISASTER IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM A WAR WITH IRAQ; THE COMPANY'S ABILITY TO RECOVER UNDER ITS INSURANCE POLICIES FOR LOSSES RESULTING FROM THE SEPTEMBER 11TH TERRORIST ATTACKS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE ABILITY TO EXECUTE THE COMPANY'S GLOBAL CORPORATE SERVICES STRATEGY, INCLUDING GREATER PENETRATION OF MIDDLE MARKET COMPANIES, INCREASING CAPTURE OF NON-T&E SPENDING THROUGH GREATER USE OF THE COMPANY'S PURCHASING CARD AND OTHER MEANS, AND FURTHER GLOBALIZING BUSINESS CAPABILITIES; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS AND MERCHANTS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY EXPANDING THE COMPANY'S ON-LINE AND OFF-LINE DISTRIBUTION CHANNELS AND CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO ITS CUSTOMER BASE, BOTH IN THE U.S. AND ABROAD; EFFECTIVELY LEVERAGING THE COMPANY'S ASSETS, SUCH AS ITS BRAND, CUSTOMERS AND INTERNATIONAL PRESENCE, IN THE INTERNET ENVIRONMENT; INVESTING IN AND COMPETING AT THE LEADING EDGE OF TECHNOLOGY ACROSS ALL BUSINESSES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; INCREASING COMPETITION IN ALL OF THE COMPANY'S MAJOR BUSINESSES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING ACTIVITIES, AMONG OTHER BUSINESSES; LEGAL AND REGULATORY DEVELOPMENTS, SUCH AS IN THE AREAS OF CONSUMER PRIVACY AND DATA PROTECTION; ACQUISITIONS; THE OUTCOME OF ACCOUNTING PROPOSALS RELATED TO THE CONSOLIDATION OF SPECIAL PURPOSE ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS AND STRUCTURED LOAN TRUSTS THAT THE COMPANY MANAGES AND/OR INVESTS IN, WHICH COULD AFFECT BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS; AND OUTCOMES IN LITIGATION. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, AND ITS OTHER REPORTS FILED WITH THE SEC.

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